Exhibit 99.1

DeVry Inc. Announces Fall 2010 Enrollment

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--December 7, 2010--DeVry Inc. (NYSE: DV), a global provider of educational services, today reported its fall 2010 enrollment at DeVry University, including its Keller Graduate School of Management as well as at Chamberlain College of Nursing and at the Carrington Colleges Group, which comprises Carrington College and Carrington College California. The results are as follows:

	2010	2009	% Change
DeVry University
Undergraduate(1)
New students	17,983	18,878	(4.7)%
Total students	73,543	64,003	+14.9%

Graduate coursetakers(1)(2)(3) – November	23,199	20,734	+11.9%

Online coursetakers(2)(4) – November	76,473	63,264	+20.9%

Chamberlain College of Nursing(1)
New students	2,981	2,100	+42.0%
Total students	8,862	5,617	+57.8%

Carrington Colleges Group – November
New students	4,595	5,688	(19.2)%
Total students	10,942	11,695	(6.4)%

1 Includes both onsite and online students
2 The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.
3 Includes Keller Graduate School of Management and other master’s degree programs offered at DeVry University
4 Includes all degree levels at DeVry University

Enrollments at DeVry University, Keller Graduate School of Management and Chamberlain College of Nursing were in-line with previously announced expectations. However, new student enrollment at the Carrington Colleges declined more than anticipated in October and November as the result of fewer adult students entering into programs driven by lower inquiry volume and conversion. To address this issue, Carrington is in the process of shifting its focus from brand awareness associated with the recent name change to more direct response communications. Carrington is also making additional investments in its website interface and admissions processes to better serve prospective students.

"In the coming years, the strong demand for quality education will continue to grow in the United States and around the world. DeVry provides a key part of the solution by providing capacity and access so our students can achieve their educational and career goals,” said Daniel Hamburger, president and chief executive officer of DeVry Inc. “While we experienced lower demand at some of our colleges during this enrollment period, we remain well-positioned through our diverse family of schools and programs should these trends continue. We have strategies in place to address areas where we can improve and remain confident in our ability to meet our long term performance goals.”

DeVry will report financial results for its fiscal 2011 second quarter after the close of the market on Jan. 25, 2011, with a conference call to follow at 3:30 p.m. Central Standard Time.

Chart 1: DeVry Inc. Calendar 2011 Announcements & Events

Jan. 25, 2011	Fiscal 2011 Second Quarter Results (no enrollment)

Apr. 26, 2011	Fiscal 2011 Third Quarter Earnings and Spring Enrollment

DeVry University
Chamberlain College of Nursing
Ross University
Carrington Colleges Group
DeVry Brasil

Aug. 11, 2011	Fiscal 2011 Year-End Results and Summer Enrollment

DeVry University
Chamberlain College of Nursing
Ross University
Carrington Colleges Group

Oct. 25, 2011	Fiscal 2012 First Quarter Results and Enrollment

DeVry University (graduate only)
Ross University
DeVry Brasil

Dec. 6, 2011	Most recent enrollment results; press release, no conference call

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2010 and filed with the Securities and Exchange Commission on August 25, 2010.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 353-3800
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717